Exhibit 99.1

Investor Relations:
Geoffrey M. Boyd
Chief Financial Officer
612-436-6486

Media Inquiries:
Jenna M. Soule
Sr. Manager, Corporate Communications
612-436-6426

For Immediate Release

Eschelon Telecom, Inc. Announces Schedule for Third Quarter Operating Results Conference Call

Minneapolis, MN – October 21, 2005 Eschelon Telecom, Inc. (NASDAQ: ESCH): Eschelon Telecom, Inc., a provider of integrated communications services to small and medium sized businesses in the western United States, today announced that it plans to publish its results for the third quarter ended September 30, 2005 on November 2, 2005.  The company plans to conduct its third quarter investor conference call beginning at 10:00am (CT) on Thursday, November 3, 2005.

Investor Call

Date: Thursday, November 3, 2005, 10:00am (CT)

Conference call number: (800) 366-7640

Confirmation code: None Needed

Replay number: (800) 405-2236 (the replay will be available between November 3, 2005 –
12:30pm CT and November 10, 2005 – 11:59pm CT)

Replay confirmation code: 11042667#

About Eschelon Telecom, Inc.

Eschelon Telecom, Inc. is a facilities-based competitive communications services provider of voice and data services and business telephone systems in 19 markets in the western United States.  Headquartered in Minneapolis, Minnesota, the company offers small and medium-sized businesses a comprehensive line of telecommunications and Internet products.   Eschelon currently employs approximately 1,130 telecommunications/Internet professionals, serves over 55,000 business customers and has over 400,000 access lines in service throughout its markets in Minnesota, Arizona, Utah, Washington, Oregon, Colorado, Nevada and California.

Forward Looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The forward-looking statements are based on Eschelon Telecom’s current intent, belief and expectations.  These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict.  Actual results may differ materially from these forward-looking statements because of the company’s history of losses, ability to maintain relationships with RBOCs, substantial indebtedness, intense competition, dependence on key management, changes in government regulations, and other risks that may be described in the company’s filings with the Securities and Exchange Commission.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date.  Eschelon Telecom undertakes no obligation to update or revise the information contained in this announcement, whether as a result of new information, future events or circumstances or otherwise.